Exhibit 99.77(q)(1)

ITEM 77Q1– Exhibits

(e)(1)	Investment Management Agreement dated November 18, 2014, between Voya Investments, LLC and Voya Asia Pacific High Dividend Equity Income Fund – Filed herein.

(e)(2)	Form of Investment Management Agreement dated November 18, 2014, as amended and restated on May 1, 2015, between Voya Investments, and Voya Asia Pacific High Dividend Equity Income Fund – Filed herein.

(e)(3)	Sub-Advisory Agreement dated November 18, 2014 between Voya Investments, LLC and Voya Investment Management Co. LLC – Filed herein.

(e)4)	Sub-Advisory Agreement dated February 10, 2015 between Voya Investments, LLC and ING Investment Management Advisors B.V. – Filed herein.